UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2014 (March 4, 2014)

FREESCALE SEMICONDUCTOR, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35184	98-0522138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2014, Freescale Semiconductor, Inc. (“Freescale”), an indirect wholly owned subsidiary of Freescale Semiconductor, Ltd., entered into an amendment and refinancing agreement to its existing senior secured term loan facilities (the “Amendment”), which effectively (i) lowered the interest rate of its existing $347 million senior secured term loan facility maturing in 2016 (the “2016 Term Loan”) and extended the maturity of the 2016 Term Loan to March 2020, to coincide with the maturity of its existing $2.37 billion senior secured term loan facility maturing in 2020 (the “2020 Term Loan”), and (ii) lowered the interest rate applicable to the 2020 Term Loan.

In connection with the Amendment, (i) a portion of the existing lenders under the 2016 Term Loans agreed to the lower interest rate and extended maturity, (ii) a portion of the existing lenders under the 2020 Term Loans agreed to the lower interest rate, and (iii) Freescale used the proceeds of new senior secured term loans (the “Refinancing Term Loan”) to refinance in full the 2016 Term Loan lenders and the 2020 Term Loan lenders who did not agree to the Amendment. As a result, the amended 2016 Term Loan, the amended 2020 Term Loan, and the Refinancing Term Loan (collectively, the “New Term Loan”), now have identical terms and will be treated as a single tranche of senior secured term loans with an aggregate outstanding principal amount of $2.72 billion. Freescale expects to use cash on hand to pay any fees, expenses and accrued interest associated with these transactions. The Amendment is expected to result in an annual cash interest expense savings of approximately $20 million, based on current rates.

The New Term Loan bears interest at a rate equal to (i) for base rate borrowings, the applicable base rate plus 2.25%, and (ii) for Eurocurrency borrowings, the applicable LIBOR rate plus 3.25% (with LIBOR of not less than 1.00%). The New Term Loan amortizes quarterly at an annual rate of 1.0% of the initial loan commitments. The other terms of the New Term Loan remain substantially unchanged from the terms of the 2020 Term Loan.

The description of the New Term Loan contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the expected interest savings from the Amendment and other statements that are not historical fact. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of these factors include market conditions, interest rate projections and such other risk factors as may be discussed in Freescale Semiconductor, Ltd.’s filings with the Securities and Exchange Commission. We undertake no obligation to update any information contained in this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On March 4, 2014, the Board of Directors of Freescale Semiconductor, Ltd., upon the recommendation of the Compensation and Leadership Committee, adopted share ownership requirements that apply to our senior executives. The share ownership requirements provide that the Chief Executive Officer will attain and maintain equity ownership in an amount with a value equal to at least five times his annual base salary and that each of the Company’s Senior Vice Presidents will attain and maintain equity ownership in an amount with a value equal to at least two times their respective annual base salaries. For purposes of these requirements, equity ownership includes shares held directly, interests in unvested restricted share units and performance restricted share units that have achieved performance targets. Stock options and unearned performance restricted share units are not taken into consideration in meeting the share ownership requirements. The Compensation and Leadership Committee will review compliance with equity ownership requirements on an annual basis. Our senior executives have five years to comply with these requirements during which they will be subject to mandatory equity retention requirements if certain minimum equity ownership thresholds are not met.

These requirements are intended to ensure that our senior executives maintain an equity interest in our Company at a level sufficient to assure our shareholders of their commitment to value creation, while addressing their individual need for portfolio diversification. The description of the share ownership requirements contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the share ownership requirements, a copy of which is filed herewith as Exhibit 10.2, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Loan Modification Agreement and Refinancing Term Loan Agreement, dated as of March 4, 2014, to the Third Amended and Restated Credit Agreement dated as of March 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time), among Freescale Semiconductor, Inc., Freescale Semiconductor Holdings V, Inc., Freescale Semiconductor Holdings IV, Ltd., Freescale Semiconductor Holdings III, Ltd., the lenders from time to time party thereto and Citibank, N.A., as administrative agent, collateral agent, swing line lender and L/C Issuer.

10.2	Freescale Semiconductor, Ltd. Share Ownership Guidelines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, LTD.

By:	/s/ Dathan C. Voelter
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: March 5, 2014

Exhibit Index

Exhibit Number	Description

10.1	Loan Modification Agreement and Refinancing Term Loan Agreement, dated as of March 4, 2014, to the Third Amended and Restated Credit Agreement dated as of March 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time), among Freescale Semiconductor, Inc., Freescale Semiconductor Holdings V, Inc., Freescale Semiconductor Holdings IV, Ltd., Freescale Semiconductor Holdings III, Ltd., the lenders from time to time party thereto and Citibank, N.A., as administrative agent, collateral agent, swing line lender and L/C Issuer.

10.2	Freescale Semiconductor, Ltd. Share Ownership Guidelines